Exhibit 3.219.1

Form LLC-5.25	Illinois	This space for use by
January 1994	Limited Liability Company Act	Secretary of State.
Articles of Amendment

George H. Ryan	Filing Fee $100	FILED APR 20 1998 LIMITED LIABILITY CO. DIV. GEORGE H. RYAN SECRETARY OF STATE
Secretary of State	SUBMIT IN DUPLICATE
Department of Business Services	Must be typewritten
Liability Limitation Company Division	This space for use by Secretary of State
Room 357, Howlett Building
Springfield, IL 62756

Payment may be made by business firm check payable to Secretary of State. (If check is returned for any reason this filing will be void.)	Date: 04.20.1998 Assigned File # 00119709 Filing Fee $100 Approved: /s/ illegible
1.	Limited Liability Company name Watauga Associates, L.L.C.

2.	File number assigned by the Secretary of State: 00119709

3.	Federal Employer identification Number (F.E.I.N.): 36-4163268

4.	These Articles of Amendment are effective on: ☑ the file date or a later date being not to exceed 30 days after the file date.

5.	The Articles of Organization is amended as follows (Attach a copy of the text of each amendment adopted.)

☐	a)	Admission of a new member (give name and address below)
☐	b)	Admission of a new manager (give name and address below)
☐	c)	Withdrawal of a member (give name below)
☑	d)	Withdrawal of a manager (give name below)
☐	e)	Change in the address of the office at which the records required by Section 1-40 of the Act are kept (give new address, including county below)
☐	f)	Change of registered agent and/or registered agent’s office (give new name and address, including county below)
☐	g)	Change in the limited liability company’s name (list below)
☐	h)	Change in date of dissolution or other events of dissolution enumerated in item 8 of the Articles of Organization
☐	i)	Other (give information below)
d)	The names of the 2 withdrawing managers are as follows:
1.	Susan Karkomi, 2 N. LaSalle St. — Ste. 1901, Chicago, IL 60602

2.	Craig Bernfield, 2 N. LaSalle St. — Ste. 1901, Chicago, IL 60602

LLC-5.25

6.	This amendment was adopted by the managers. S. 5-25(3)	☑ Yes	☐ No
	a) Not less than minimum number of managers so approved.	☑ Yes	☐ No
	b) Member action was not required.	☑ Yes	☐ No

7.	This amendment was adopted by the members. S. 5-25(4)	☐ Yes	☑ No
	a) At a meeting of the members, with the required number of affirmative votes necessary to adopt the amendment.	☐ Yes	☐ No
	b) Only by written consent signed by the members having the required number of votes necessary to adopt the amendment.	☐ Yes	☑ No

8.	The undersigned affirms, under penalties of perjury, having authority to sign hereto, that this articles of amendment is to the best of my knowledge and belief, true, correct and complete.

Dated: March 16	,	1998
(Month & Day)		(Year)

/s/ Craig Bernfield

(Signature)

Craig Bernfield, Manager

(Type or print Name and Title)

(If applicant is a company or other entity, state name of company and indicate whether it is a member or manager of the LLC.)